EXHIBIT 99.1

                   AMENDED AND RESTATED JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Hospitality Properties Trust, a Maryland real estate investment trust ("HPT"), or any subsequent acquisitions or dispositions of equity securities of HPT by the undersigned. This Agreement amends and restates a predecessor agreement dated November 12, 2003.

November 8, 2005           HRPT PROPERTIES TRUST


                           By: /s/ John C. Popeo
                               John C. Popeo
                               Treasurer, Chief Financial Officer and Secretary


                           REIT MANAGEMENT & RESEARCH LLC


                           By: /s/ John C. Popeo
                               John C. Popeo
                               Vice President and Treasurer


                           REIT MANAGEMENT & RESEARCH TRUST

                           By: /s/ John C. Popeo
                               John C. Popeo
                               Vice President and Treasurer


                           /s/ Barry M. Portnoy
                           Barry M. Portnoy, individually


                           /s/ Adam D. Portnoy
                           Adam D. Portnoy, individually